As filed with the Securities and Exchange Commission on June 17, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
JOS. A. BANK CLOTHIERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3189198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
500 Hanover Pike
Hampstead, MD 21074
(410) 239-2700
(Address of Principal Executive Offices)
JOS. A. BANK CLOTHIERS, INC.
Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan
(Full title of the Plan)
Charles D. Frazer
Senior Vice President and General Counsel
Jos. A. Bank Clothiers, Inc.
500 Hanover Pike
Hampstead, MD 21074
(410) 239-2700
(Name, address and telephone number, including area code, of agent for service)
Copies of all communications, including all communications sent to the agent for service, should be sent to:
Scott L. Kaufman
Wiggin and Dana LLP
450 Lexington Avenue
New York, NY 10017
(212) 490-1700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Fee
Common Stock, $0.01 par value per share	1,000,000 shares	$58.51	$58,510,000	$4,171.76

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder includes such additional number of shares of Common Stock as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction that results in an increase in the number of outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Registrant’s Common Stock as quoted on the NASDAQ Global Select Stock Market on June 10, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan as specified by Rule 428(b)(1) under the Securities Act and are not being filed with or included in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by Jos. A. Bank Clothiers, Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:
(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, filed on March 31, 2010;
(b)	the Registrant’s Proxy Statement for the annual meeting of stockholders of the Registrant, filed on May 14, 2010;
(c)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2010, filed on June 2, 2010, as amended by Amendment No. 1 to Quarterly Report on Form 10-Q/A filed on June 10, 2010;
(d)	the Registrant’s Current Reports on Form 8-K, filed on March 8, 2010, April 12, 2010, May 3, 2010, June 14, 2010 and June 17, 2010; and
(e)
the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (No. 33-76282), filed on March 9, 1994 (as incorporated by reference in the Registrant’s Registration Statement on Form 8-A (No. 0-23874), filed on April 18, 1994), including all amendments or reports filed for the purpose of updating that description.

In addition to the foregoing, all documents subsequently filed by Jos. A. Bank Clothiers, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.

Item 6. Indemnification of Directors and Officers.
The Registrant’s Restated Certificate of Incorporation provides that the Registrant will, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time (the “DGCL”), indemnify all persons whom it may indemnify pursuant to the DGCL. The Registrant’s Amended and Restated Bylaws contain a similar provision requiring indemnification of the Registrant’s directors and officers to the fullest extent authorized by the DGCL. The DGCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if the directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be provided for expenses (including attorneys’ fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of that action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be provided in respect of any claim, issue or matter as to which they have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which that action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for those expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, that director or officer will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. In addition, the Registrant’s Restated Certificate of Incorporation contains a provision limiting the personal liability of the Registrant’s directors for monetary damages for certain breaches of their fiduciary duty.
The Registrant’s Amended and Restated Bylaws provide that the Registrant may purchase insurance on behalf of certain persons, including directors or officers. The DGCL provides that a corporation shall have the power to purchase insurance on behalf of certain persons, including directors and officers, whether or not the corporation would have the power to indemnify those persons under the DGCL. The Registrant has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such. In addition, the Registrant is a party to indemnification agreements with its directors and certain officers of the Registrant which entitle them to be indemnified for certain liabilities and expenses incurred by them in those capacities.
The foregoing summaries are subject to the complete text of the DGCL, the Registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
Reference is made to the documents listed on the attached Exhibit Index, each of which is incorporated by reference herein.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, State of Maryland on this 17th day of June, 2010.

JOS. A. BANK CLOTHIERS, INC.
By:	/s/ Charles D. Frazer
Charles D. Frazer
Senior Vice President and General Counsel
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints R. Neal Black, David E. Ullman and Charles D. Frazer as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Neal Black (R. Neal Black)	Director, President and Chief Executive Officer	June 17, 2010
(Principal Executive Officer)

/s/ David E. Ullman (David E. Ullman) (Principal Financial Officer and Principal Accounting Officer)	Executive Vice President and Chief Financial Officer	June 17, 2010

/s/ Robert N. Wildrick (Robert N. Wildrick)	Director and Chairman of the Board	June 17, 2010

Signature	Title	Date

/s/ Andrew A. Giordano (Andrew A. Giordano)	Director, Chairman Emeritus and Lead Director	June 17, 2010

/s/ James H. Ferstl (James H. Ferstl)	Director	June 17, 2010

/s/ William E, Herron (William E. Herron)	Director	June 17, 2010

/s/ Henry Homes, III (Henry Homes, III)	Director	June 17, 2010

/s/ Sidney N. Ritman (Sidney N. Ritman)	Director	June 17, 2010

INDEX TO EXHIBITS

Exhibit
No.	Description

4.1
Restated Certificate of Incorporation of the Registrant and the Certificate of Amendment thereto (filed as Exhibit 3.1 to the Registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the fiscal quarter ended July 29, 2006, filed September 15, 2006, and incorporated by reference herein) (Commission File number 033-14657).

4.2
Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed May 1, 2003, and incorporated by reference herein) (Commission File number 033-14657).

4.3
Form of Common Stock certificate (filed as an exhibit to the Registrant’s Registration Statement on Form S-1 filed on March 9, 1994 and incorporated by reference herein) (Commission File number 33-76282).

4.4
Rights Agreement, dated as of September 6, 2007, including Exhibit B thereto (the form of Right Certificate) (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated September 6, 2007 and incorporated by reference herein) (Commission File number 0-23874).

4.5
Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated September 20, 2007 and incorporated by reference herein) (Commission File number 0-23874).

4.6	Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan.

5.1	Opinion of Wiggin and Dana LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wiggin and Dana LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).